FRIENDLY AUTO DEALERS, INC.

PROSPECTUS

1,000,000 shares of common stock, .0001 par value, no minimum / 1,000,000 maximum,
Offered by Friendly Auto Dealers, Inc.

Securities Being Offered by Friendly Auto Dealers, Inc.	Friendly Auto Dealers, Inc. is offering 1,000,000 shares at an offering price of $0.10 per share. There is currently no public market for the common stock

Minimum Number of Shares To Be Sold in This Offering	None

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1.	Friendly Auto Dealers, Inc. is not using an underwriter for this offering.
2.
The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. Friendly Auto Dealers, Inc. will pay all such costs, which it believes to be $4,304.

3.	There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.
4.	Friendly Auto Dealers, Inc. may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective.

	Per Share (Non Minimum)	If Maximum Sold by Friendly Auto Dealers, Inc. (1,000,000)
Price to Public	$0.10	$0.10
Underwriting Discounts/Commissions	0.00	0.00
Proceeds to Registrant	$0.10	$100,000

This offering involves a high degree of risk; see "Risk Factors" beginning on page 7 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Friendly Auto Dealers, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of this Prospectus is December 10, 2007

TABLE OF CONTENTS

Page Number

Summary Information Risk Factors	3
Risk Factors	5
Friendly Auto Dealers’ Auditor has substantial doubts as to Friendly Auto Dealers’ ability to continue as a going concern	5
If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.	5
Because we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.	5
Friendly Auto Dealers may be unable to complete its website, which is necessary to promote and market its products.	6
Friendly Auto Dealers will rely upon consultants for web-development, and the consultant may not complete the work within the set framework and on time.	6
Because the Internet will be the Company’s main venue to conduct business, any significant changes or interruptions to the Internet’s existing infrastructure will affect our ability to sell products to prospective customers.	6
Friendly Auto Dealers’ success is dependent on current management, who may be unable to devote sufficient time to the development of Friendly Auto Dealers’ business plan, which could cause the business to fail.	6
Because one existing stockholder owns a majority of the outstanding common stock, future corporate decisions will be controlled by this person, whose interests may differ from the interests of other stockholders, and may be adverse to those other shareholders' interests.	7
There is currently no market for Friendly Auto Dealers’ common stock, but if a market for our common stock does develop, our stock price may be volatile.	7
Our stock is a Penny Stock. Trading of our stock may be restricted by the SEC’s Penny Stock regulations and the NASD’s Sales Practices requirements, which may limit a stockholder’s ability to buy and sell our stock.	7
While Friendly Auto Dealers expects to apply for listing on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.	8
Friendly Auto Dealers plans to purchase products Overseas, and is therefore subject to risks related to currency fluctuations and regulation that may adversely affect the Company.	9
The Company’s inability to source viable promotional products or apparel may result in a loss of your investment.	9
Friendly Auto Dealers has limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.	9
Friendly Auto Dealers has no customers to date, and may not develop sufficient customers to stay in business.	9
Because we do not have an Escrow or Trust Account for Investor’s Subscriptions, if we file for Bankruptcy Protection or are forced into Bankruptcy Protection, Investors will lose their entire investment.	10
Use of Proceeds	11
Determination of Offering Price	12
Dilution	12
Plan of Distribution	13
Legal Proceedings	14
Directors, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	15
Description of Securities	15
Interest of Named Experts and Counsel	16
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	16
Organization within Last Five Years	17
Description of Business	17
Plan of Operation	20
Description of Property	25
Certain Relationships and Related Transactions	25
Market for Common Equity and Related Stockholder Matters	26
Executive Compensation	27
Financial Statements	F-1
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	28

SUMMARY INFORMATION

Prospectus Summary:  The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 7 - 11.

Company History

Friendly Auto Dealers, Inc. ("Friendly Auto Dealers" or “The Company”) is a development stage enterprise that was incorporated on August 6, 2007, under the laws of the State of Nevada.

The principal offices are located at 4132 South Rainbow Boulevard, Suite 514, Las Vegas, Nevada. The telephone number is (925) 234-1783. The fax number is (702) 939-0655.

Since becoming incorporated, Friendly Auto Dealers has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Friendly Auto Dealers has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.  Our fiscal year end is December 31st.

Friendly Auto Dealers, Inc. is looking to enter into the promotional branding industry with the objective of adding value to a wide variety of products by endorsing them with the corporate logos of the world’s automobile manufacture’s for use by the company’s employees or as gifts or promotional items. The Company will concentrate its efforts in the People’s Republic of China and its retail automotive industry.

Friendly Auto Dealers intends to establish itself as a specialized brand promotional merchandising company. The Company will identify a range of casual apparel and consumer products that can be manufactured and resold for high mark-ups with the product endorsement of corporate logos.

Friendly Auto Dealers intends to create brand name awareness amongst purchasing managers or decision makers who are able to place its targeted products into its targeted market. The targeted market is large to mid-size companies, who are using logo bearing apparel, essential office products, and leisure products for their employees as well as for gifts for customers.

Friendly Auto Dealers will source its raw products (apparel and consumer products with logos) in China. Once the Company has selected a range of apparel and promotional products and negotiated pricing it will purchase a small inventory in order to make promotional samples.  The Company will hire independent contractors within the Peoples Republic of China and the United States for all graphic design.  Embroidery, and screen printing work necessary to place the prospective company logos on the products will be performed in China.  The Company will profile and market its product line to the corporate marketplace through online merchandising and an e-catalog on its website.  The website will have online catalogs offering apparel, office products and leisure products. The site will allow the consumer to “upload” an electronic version of their company or corporate logo and order products online through a fully functional e-commerce enabled website.

As of August 31, 2007, the date of company's last audited financial statements, Friendly Auto Dealers has raised $5,000 through the sale of common stock. There is approximately $5,000 cash on hand and in the corporate bank account. Friendly Auto Dealers currently has $300 liabilities which is a result of a loan from Mr. Davis, our Treasurer. In addition, Friendly Auto Dealers anticipates additional costs associated with this offering will be approximately $4,304. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of Friendly Auto Dealers filed with this prospectus.

Management

Currently, Friendly Auto Dealers has one Officer and one Director. The Officer and Director has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of Friendly Auto Dealers. Other than the Officers/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

The Offering

Friendly Auto Dealers, Inc.'s common stock is presently not traded on any market or securities exchange. 5,725,000 shares of common stock are subscribed, but not yet issued as of the date of this prospectus. Friendly Auto Dealers plans to offer its shares to the public, with no minimum amount to be sold.

Friendly Auto Dealers is offering for sale common stock.  If Friendly Auto Dealers is unable to sell its stock and raise money, Friendly Auto Dealers’ business would fail as it would be unable to complete its business plan.

Friendly Auto Dealers is offering up to 1,000,000 shares of common stock at an offering price of $0.10 per share. There is currently no public market for the common stock. Friendly Auto Dealers intends to apply to have the common stock quoted on the OTC Bulletin Board (OTCBB). No trading symbol has yet been assigned. Friendly Auto Dealers’ Officers and Director owns 5,125,000 shares of Restricted Common Stock.  Three non-affiliated entities own 600,000 shares of Restricted Common Stock.

There are 5,725,000 shares of common stock subscribed, but not yet issued as of the date of this prospectus.

Summary of Financial Data

As of August 31, 2007

Revenues	$0

Operating Expenses	$7,550

Earnings (Loss)	$(7,550)

Total Assets	$5,000

Working Capital	$4,700

Shareholder’s Equity	$4,700

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

We cannot assure any investor that we will successfully address these risks.

Friendly Auto Dealers’ Auditor has substantial doubts as to Friendly Auto Dealers’ ability to continue as a going concern.

Our auditor's report on our August 31, 2007 financial statements expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unable or unwilling to loan or advance any capital to Friendly Auto Dealers, we believe that if we do not raise at least $25,000 from our offering, we may be required to suspend or cease the implementation of our business plans within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “August 31, 2007 Audited Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern it may be more difficult for the company to attract investors.

Friendly Auto Dealers incurred an accumulative net loss of $7,550 for the period from inception to August 31, 2007, and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Because we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.

Friendly Auto Dealers is a development stage company and has not begun the initial stages of product sourcing overseas. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on August 6, 2007 and to date have been involved primarily in organizational activities and market research. We have never been profitable and have never generated any revenue.  Based upon current plans, we expect to incur operating losses in future periods. This will occur because there are expenses associated with the sourcing of products, the purchasing of samples, and marketing products to prospective business customers in order to enable the company enter into the promotional products business.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the company's business plan and expenditures.

As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

Friendly Auto Dealers may be unable to complete its website, which is necessary to promote and market its products.

The Friendly Auto Dealers’ does not currently have a website as such the Company is not yet operational. Friendly Auto Dealers intends to use the website as a promotional and marketing tool for its customers to use. Friendly Auto Dealers has allocated from

$3,000 up to $15,000 to develop the website in the next twelve months, if it is able to raise capital through this prospectus. Friendly Auto Dealers intends to use the website as an "on-line catalogue" for its customers to be able to view the entire line of product and services. If this website is not available, Friendly Auto Dealers would not be able to adequately market its products and service its potential customers.

Friendly Auto Dealers will rely upon consultants for web-development, and the consultant may not complete the work within the set framework and on time.

Friendly Auto Dealers is also heavily dependent on the web consultant to develop the website in a timely matter within budget. If the consultant does not fulfill his duties, Friendly Auto Dealers may not be able to find another consultant with specific expertise to develop it business plan.

Because the Internet will be the Company’s main venue to conduct business, any significant changes or interruptions to the Internet’s existing infrastructure will affect our ability to sell products to prospective customers.

If the Internet infrastructure becomes unreliable, access to the company's website may be impaired and its business will be harmed. The Company's success depends on its ability to use the Internet to show prospective customers the type of products the company has available. The company's website will be the initial tool used by the company in its sales process. Once a prospective customer has seen a picture of a product that interests them they will be quoted a price and then the company would send the prospective customer a physical sample of the product. The company's ability to quickly send color pictures of product and pricing to prospective customers via the Internet is paramount to the sales and marketing strategies of the company. The company's website may also be subject to malicious attacks by hackers and software viruses - such attacks or viruses could render the company's website inoperable for a substantial amount of time. There can be no assurance that the company will have the financial means or technical know how to protect its website from such attacks or recover from such an attack. Any long term interruption of Internet service or interference with the company's website would have a negative impact on the company's ability to fulfill its business model and the company could fail.

Friendly Auto Dealers’ success is dependent on current management, who may be unable to devote sufficient time to the development of Friendly Auto Dealers’ business plan, which could cause the business to fail.

 Friendly Auto Dealers is heavily dependent on the extensive industry experience that our sole Officer and Director, Tony H. Lam, brings to the company. If something were to happen to him, it would greatly delay its daily operations until further industry contacts could be established. Furthermore, there is no assurance that suitable people could be found to replace Mr. Lam. In that instance, Friendly Auto Dealers may be unable to further its business plan.

Additionally, Mr. Lam is employed outside of Friendly Auto Dealers.  Mr. Lam has been and continues to expect to be able to commit approximately 10 hours per week of his time, to the development of Friendly Auto Dealers’ business plan in the next twelve months. If management is required to spend additional time with his outside employment, he may not have sufficient time to devote to Friendly Auto Dealers, and, Friendly Auto Dealers would be unable to develop its business plan.

Because one existing stockholder owns a majority of the outstanding common stock, future corporate decisions will be controlled by this person, whose interests may differ from the interests of other stockholders, and may be adverse to those other shareholders' interests.

Currently, our Officers and sole Director owns 87.34% of the outstanding shares of the Company.  If we are successful in selling all the shares in this Offering, the sole Officer and Director will own approximately 74.34% of the outstanding shares of common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of this stockholder may differ from the interests of the other stockholders, and they may make decisions, as a stockholder, with which the other stockholders may not agree. Such decisions may be detrimental to Friendly Auto Dealers’ business plan and/or operations and they may cause the business to fail.

There is currently no market for Friendly Auto Dealers’ common stock, but if a market for our common stock does develop, our stock price may be volatile.

There is currently no market for Friendly Auto Dealers’ common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of Friendly Auto Dealers’ common stock will be subject to wide fluctuations in response to several factors including:

o	The ability to complete the development of Friendly Auto Dealers in order to provide those products to the public;
o	The ability to generate revenues from sales;
o	The ability to generate brand recognition of the Friendly Auto Dealers products and services and acceptance by consumers;
o	Increased competition from competitors who offer competing services; and
o	Friendly Auto Dealers’ financial condition and results of operations.

Our stock is a Penny Stock.  Trading of our stock may be restricted by the SEC’s Penny Stock regulations and the NASD’s Sales Practices requirements, which may limit a stockholder’s ability to buy and sell our stock.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”. Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

While Friendly Auto Dealers expects to apply for listing on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our are certain risks inherent in doing business internationally, such  as unexpected changes in regulatory stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

Friendly Auto Dealers plans to purchase products Overseas, and is therefore subject to risks related to currency fluctuations and regulation that may adversely affect the Company.

A significant aspect of the company's strategy is to purchase its products overseas, mostly in China. There  requirements, export restrictions, trade barriers, difficulties in controlling product supply from foreign factories, longer than anticipated delivery cycles, fluctuations in currency exchange rates and overall political instability.

There can be no assurance that one or more of such factors will not have a material adverse effect on the company's potential future operations and, consequently, on the company's business, operating results and financial condition.

The company may purchase its products and services in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose the company to risks in this regard. The company's results of operations are subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor the company's exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the company's results of operations or financial condition.

Furthermore as a corporation based in the United States, Friendly Auto Dealers may face difficulties in obtaining and/or enforcing local judgments it may obtain overseas, particularly in China.

The Company’s inability to source viable promotional products or apparel may result in a loss of your investment.

There can be no assurance that Friendly Auto Dealers will be able to source viable promotional products or apparel that will be appealing to its target market. Even if the company is capable of locating a viable line of promotional products and apparel from China, it faces inherit risks in the ordering and delivery of such products. The company would have little or no recourse against a Chinese manufacturer that delivered substandard or faulty products and the company could lose its entire investment in ordering such products

Friendly Auto Dealers has limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.

Friendly Auto Dealers has limited financial resources at present; as of August 31 it had $5,000 of cash on hand. If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of Friendly Auto Dealers’ stock to general administrative functions. If Friendly Auto Dealers is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become listed on the OTCBB; advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships; and retaining and/or compensating professional advisors.

Friendly Auto Dealers has no customers to date, and may not develop sufficient customers to stay in business.

Friendly Auto Dealers has not sold any products, and may be unable to do so in the future. In addition, if Friendly Auto Dealers is unable to develop sufficient customers for its products, it will not generate enough revenue to sustain its business, and may have to adjust its business plan, or it may fail.

Because we do not have an Escrow or Trust Account for Investor’s Subscriptions, if we file for Bankruptcy Protection or are forced into Bankruptcy Protection, Investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

These risk factors, individually or occurring together, would likely have a substantially negative effect on Friendly Auto Dealers’ business and would likely cause it to fail.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. Friendly Auto Dealers uses words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis and no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. There is no assurance that Friendly Auto Dealers will raise the full $100,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Plan of Operation on page 20:

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000

Less: OFFERING EXPENSES
SEC Filing Expenses	$1,500	$1,500	$1,500	$1,500
Printing	$200	$200	$200	$200
Transfer Agent	$1,500	$1,500	$1,500	$1,500

SUB-TOTAL	$3,200	$3,200	$3,200	$3,200

Less: PRODUCT SOURCING
International and Domestic
Travel / Product Sourcing	$3,000	$7,500	$10,000	$10,000
Initial Sample Purchases	$5,000	$10,000	$15,000	$15,000

SUB-TOTAL	$8,000	$17,500	$25,000	$30,000

Less: SALES & MARKETING
Web Site Development	$3,000	$7,500	$12,000	$15,000
Trade Show Attendance	$3,000	$6,000	$9,000	$12,000
Mass Email Campaign	$2,500	$5,000	$7,500	$10,000

SUB-TOTAL	$8,500	$18,500	$28,500	$37,000

Less: ADMINISTRATION EXPENSES
Office, Stationery, Telephone, Internet	$2,000	$3,000	$5,000	$8,000
Legal and Accounting	$2,500	$5,000	$7,500	$10,000
Working Capital	800	$2,800	$5,800	$10,000

SUB-TOTAL	$5,300	$10,800	$18,300	$29,800

TOTALS	$25,000	$50,000	$75,000	$100,000

The above figures represent only estimated costs.

International travel to source products consists of travel to China to visit various manufacturers of promotional products and/or their agents or representatives. The main cities to be visited would be Shanghai, Shenzhen, and Guangzhou. Shanghai and Shenzhen would have more factory agents or representatives, while Guangzhou, located in southern China, is a large factory city where many of Friendly Auto Dealers’ products may be manufactured.  Domestic travel will consist of visits to potential independent contractors for the purpose of website development.

Once the company has successfully identified the promotional type of products it would like to carry in its product line, the company will purchase a limited number of samples of the selected products to showcase on its website and for shipment to prospective customers.

The company will then hire an Internet consultant to design and build a website that would showcase the promotional products the company has to offer to prospective customers. The design of our website will take place in the United States, but upon completion, content will be turned over to contractors for the purpose of converting the content to Chinese language.

There are several trade shows in Asia that are dedicated to the promotional products industry. The company would, at a minimum, attend such trade shows and, if finances allow, have an exhibit booth to display its promotional product line.

Legal and accounting fees refer to the normal legal and accounting costs associated with filing this Registration Statement.

Readers will note that Friendly Auto Dealers has already raised a total of $5000 from the sale of stock. A total of $5000 has been raised from the sale of stock to our Officers and sole Director—this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are believed to be $4,304. As of August 31, 2007, Friendly Auto Dealers had a balance of $5,000 in cash. Some services related to this offering were paid for in Common stock rather than cash payment. This will allow Friendly Auto Dealers to pay the entire expenses of this offer from cash on hand. None of the offering expenses are anticipated to be paid out of the proceeds of this offering.

One of the purposes of the offering is to create an equity market, which allows Friendly Auto Dealers to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. Friendly Auto Dealers’ offering price for shares sold pursuant to this offering is set at $0.10. Our existing shareholders, our Officer/Director paid $0.001 per. share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Friendly Auto Dealers stock) and the high level of risk considering the lack of operating history of Friendly Auto Dealers.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $105,000 or $0.0156134 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate dilution of approximately $0.084387 per share while our present stockholders will receive an increase of $0.0155134 per share in the net tangible book value of the shares they hold. This will result in a 84.39% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if only 25% of the shares are sold, as well as the dilution if all shares are sold:

	25% of	Maximum
	Offering	Offering

Offering Price Per Share	$0.10	$0.10

Book Value Per Share Before the Offering	$0.000873	$0.000873

Book Value Per Share After the Offering	$0.004016	$0.015634

Net Increase to Original Shareholders	$0.031430	$0.014740

Decrease in Investment to New Shareholders	$0.095983	$0..843870

Dilution to New Shareholders (%)	95.98%	84.39%

PLAN OF DISTRIBUTION

The offering consists of a maximum number of 1,000,000 shares being offered by Friendly Auto Dealers of $0.10 per share.

Company Offering

Friendly Auto Dealers is offering for sale common stock. If Friendly Auto Dealers is unable to sell its stock and raise money, it may not be able to complete its business plan and may fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by Friendly Auto Dealers. All of these shares will be issued to business associates, friends, and family of the current Friendly Auto Dealers’ shareholders. The Officers and Director of Friendly Auto Dealers, Tony H. Lam, will not register as broker-dealers in connection with this offering. Tony H. Lam will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since he is not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor has he been so associated within the previous twelve months, and primarily performs substantial duties as Officer and Director that are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market

LEGAL PROCEEDINGS

Friendly Auto Dealers, Inc. is not currently a party to any legal proceedings. Friendly Auto Dealers’ agent for service of process in Nevada is: EastBiz.Com, Inc. 5348 Vegas Drive Las Vegas, Nevada 89108 Telephone: (702) 871-8678.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Friendly Auto Dealers’ executive officers and directors and their respective ages as of August 31, 2007 is as follows:

Directors:

Name of Director	Age
Tony H. Lam	49

Executive Officers:

Name of Officer	Age	Office
Tony H. Lam	49	President, Chief Financial Officer

Ronald A. Davis	64	Treasurer

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years

Tony H. Lam, President, Member of the Board of Directors, age 49

Mr. Lam has been in the casino industry in Las Vegas, Nevada for the past twelve years. Currently, Mr. Lam works for the Stratosphere Hotel and Casino where he is the Director of Asian Marketing. From 2002 through 2005, Mr. Lam worked at The Lady Luck Hotel and Casino in the same capacity. Prior to working at the Stratosphere and Lady luck, he worked at the Desert Inn with the title of International Marketing Executive—Far East Region. Mr. Lam earned a B.S. in Business Administration from the University of Nevada, Las Vegas in 1985.

Mr. Lam will be able to spend up to 10 hours per week on the development of Friendly Auto Dealers, Inc. at no cost to the Company.

Ronald A. Davis, Treasurer, age 64

Ronald A. Davis joined the Company on August 6, 2007. He is also President and a Director Bella Viaggio, Inc. and is the President, Secretary, Treasurer and Director of St. Vincent Press, Inc...St. Vincent Press is a short run press the intends to publish books whose subject matter deals with  primarily financial tax related issues.

Prior to his current positions, Mr. Davis was employed by Caffe Diva Group, Ltd., a US based public company engaged in the roasting and retail sale of gourmet coffee through a 46 store chain of espresso drive-thrus..

Friendly Auto Dealers’ Officers and sole Director has not been involved, during the past five years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

Friendly Auto Dealers has no significant employees other than the officers and director described above, whose time and efforts are being provided to Friendly Auto Dealers without compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Friendly Auto Dealers to own more than 5% of the outstanding common stock as of August 31, 2007 , and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Common Stock	Tony H. Lam 4132 South Rainbow Bl. Suite 514 Las Vegas, Nevada 94513	5,000,000 shares	86.44%

The percent of class is based on 5,725,000 shares of common stock subscribed as of August 31, 2007.

DESCRIPTION OF SECURITIES

General

The authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share. 70,000,000 are designated as Common Stock and 5,000,000 are undesignated Preference Shares.

Common Stock

As of August 31, 2007, there are 5,725,000 shares of common stock subscribed, but as of the date of this prospectus they are unissued..  5,000,000 shares subscribed to by our Chief Executive Officer / Director, Tony H. Lam,.  Heartland Managed Risk, LLC of which Ronald A. Davis is the sole Managing Member, subscribed to 125,000 shares in lieu of services rendered on August 10, 2007, Jameson Capital, LLC subscribed to 100,000 shares in lieu of services rendered on June 6, 2007, Ramsgate Group, Inc. subscribed to  250,000 shares in lieu of services rendered on August 10, 2007 and Capital Assets Management, Inc. was issued 250,000 shares in lieu of services rendered on August 10, 2007.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of Friendly Auto Dealers capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of Friendly Auto Dealers, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Kyle Tingle, CPA, LLC, 3145 East Warm Springs Road, Suite 450, Las Vegas, NV 89120 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Friendly Auto Dealers’ ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

Friendly Auto Dealers was incorporated on August 6, 2007, under the laws of the state of Nevada.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from Friendly Auto Dealers. No assets will be or are expected to be acquired from any promoter on behalf of Friendly Auto Dealers. In addition, see Certain Relationships and Related Transactions on page 27.

DESCRIPTION OF BUSINESS

Business Development

Friendly Auto Dealers Inc. was incorporated on August 6, 2007, in the state of Nevada. Friendly Auto Dealers has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Friendly Auto Dealers has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Friendly Auto Dealers is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Business of Issuer

General

Friendly Auto Dealers Inc. is a development stage enterprise and was organized on August 6, 2007 to enter into the promotional apparel and products industry. The Company intends to sell products to the automotive dealers in China and other parts of Asia as well as in the United States.

According to a study sponsored by the Promotional Products Association International and conducted by researchers at Louisiana State University and Glenrich Business Studies, the promotional products industry in the United States was estimated to be $17.3 billion dollars in 2004.

Friendly Auto Dealers plans to source and then sell novel promotional products initially to Chinese automobile dealers as well as other corporations and associations that use promotional products as part of their overall advertising and marketing strategies. The Company plans to hire contractors in China to emblaze, embroider, or otherwise affix a customer’s corporate logo or message to the products.

According to a study of more than 15,000 promotional product distributors conducted by researchers at Louisiana State University and Glenrich Business Studies, over 29% of all sales of promotional products are what the industry calls “wearables”. This product category includes t-shirts, golf-shirts, aprons, caps, headbands, neckwear and footwear. These are the same products that will be offered to the Chinese market.

The largest market category for promotional products is business gifts, accounting for almost 18% of industry sales. Trade show giveaways account for over 12% of industry sales.

Competition

The promotional apparel and products industry is mature and has many levels of competition.  The industry in general is very fragmented - although many large, well-capitalized companies exist on a national level, most of our competition will come from companies focused within their local or regional market.  Most companies have two channels of distribution:  sales through corporate efforts or independent sales agents; and sales through their internet website.

Examples of large competitors include Allied Specialty Company, of Davie, Florida, which has been operating for over fifty years and does business throughout the United States while also exporting to

Canada, Latin America and Western Europe, as well as Bernco Specialty Advertising of Bethpage, New York, in business since 1947.  Many companies are regionally focused firms in terms of distribution.  Examples include Elite Design, with offices in Clinton Township, Michigan, and manufacturing facilities in Mansfield, Ohio, and Promotional Concepts, Inc. in Alameda, CA, who has operated successfully since 1992.  Hundreds of smaller competitors exist nationwide who thrive in their local markets only.  In Las Vegas, Nevada, Friendly Auto Dealers’, local market, several well established companies exist doing business both locally and regionally.  However, an internet search was done by management of Friendly Auto Dealers, and no direct competitor who used the internet as its primary marketing method could be found in the Peoples Republic of China.

There can be no assurance that Friendly Auto Dealers will ever be able to compete with any of the competitors described herein.  In addition, there may be other competitors the company is unaware of at this time that would also impede or prevent the company’s success.

Please see RISK FACTORS described herein.

Marketing

Once the company has secured its initial promotional products and has purchased its sample inventory, the company intends to embark on a two-pronged marketing campaign. The company will, through direct marketing and telephone solicitation, contact corporations that use promotional products as an integral part of their overall marketing and brand awareness plan. Many of these organizations will have giveaway promotional products at special corporate events (trade shows, vendor meetings, employee meetings, etc.).

The types of products used for giveaways include name badges, balls, cell phone holders, drink containers, key rings, mouse pads, writing pens and stickers bearing the sponsors logo.

The company will develop a website to place pictures of the promotional products it wishes to sell to its perspective customers. Customers will be able to visit the web site and view products categorized by both type and price.  The website will allow a customer to “upload” an electronic version of the company logo that they want embossed, embroidered or otherwise affixed to the product they are purchasing.

The second prong of the company's marketing efforts would commence once the company has secured an agreement to use a known brand or logo on its line of promotional products. The company will, through direct marketing efforts, begin to approach large retailers who may be interested in the company's promotional product line with known branding and logos. The company will also display the branded products on its website for consumers to buy and will also use other electronic marketing outlets like eBay and Yahoo auction sites serving mainland China.

Products and Services

The company will travel to Asia to locate low cost, high margin products from reputable manufacturers and subsequently offer these products to corporations for promotional purposes. Even though the company intends to have a base line of promotional products, it does intend to find specific products when requested to do so from a prospective customer. The company intends to focus on products in two price ranges: one line of products (approximately 40) will be under the two dollar range to be marketed for corporate giveaways for special events and tradeshows.  Examples include key rings, writing pens, mouse pads, letter openers, golf tees and tools, drink holders, luggage tags, and other inexpensive items commonly used in both business and leisure environments. The company also intends to seek out premium promotional products in the “wearable” sector including t-shirts, polo shirts, denim shirts, aprons, hats, headbands, outerwear, neckwear and footwear, all priced in the $10 - $50 price range.

Product Launch

The company anticipates traveling to China within 60 days of completing this offering to source its initial promotional product line. Once the company has chosen its product line, it will order its samples. The company anticipates it will take an additional 60 days for the samples to arrive in North America. Once the samples arrive, the company intends to begin the development of its website and begin direct telephone marketing to corporations who may be interested in purchasing its products or to corporations that have recognized brands and logos that would be interested in licensing its brands and logos for a royalty on product sales through traditional retail outlets. The samples will be photographed and placed on its Chinese language website.

Competitive Advantages

There are many competitors in the promotional products industry in North America. Current statistics estimate that over 21,000 companies supply promotional products. The company feels it will have a competitive advantage over most of its competitors because the company intends to travel to China and purchase products directly from the manufacturer resulting in a pricing advantage over its competitors as well a marketing its products in the rapidly growing Chinese market.. Products will not be shipped first to North America and then reshipped to China. Instead, all manufacturing and fulfillment will be done in China. Marketing only will occur in the United States. Most promotional companies tend to attend trade shows in North America to purchase their products from representatives based in Hong Kong or America.  Friendly Auto Dealers plans to attend trade shows in China and other Asian countries to not only promote its products, but gain access to the manufacturers of our raw products. Prices offered by such representatives typically include a mark-up of 20% - 40% that can be eliminated if purchasing directly from the manufacturers in China. In addition, by maintaining inventory in China, shipping costs can also be eliminated and therefore fulfillment can be achieved at costs consistent with maintaining a competitive position. Many companies do not feel comfortable traveling and doing business in China and feel they can source most of their products by attending North American trade shows. The company's market research to date shows that it can purchase products directly from China-based manufacturers at a significant cost reduction to the pricing currently available from representatives in Hong Kong or North America.

Website Consultant

As of the date of this Prospectus, Friendly Auto Dealers has not hired any Consultants to assist in the development of our website.  When and if this registration becomes effective, the Company will interview and hire a Website Consultant to perform the following:

•	Design, construct and implement the website
•	Create and optimize graphics interface and HTML files to be uploaded onto a web server
•	Create navigation functionality and link set up onto multiple HTML pages
•	Design corporate logo
•	Assist in developing an overall internet marketing strategy to include links to industry related sites, placement of banners ads, search engine positioning, and email marketing campaigns.

Employees

Other than Friendly Auto Dealers’ Director and Executive Officer who is currently donating his time to the development of the Company, there are no employees of the Company. Friendly Auto Dealers has no intention to hire employees until the business has been successfully launched with sales revenues flowing into it. Friendly Auto Dealers’ Officer and Director intends to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of the products. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

REPORTS TO SECURITY HOLDERS

Friendly Auto Dealers is not required to provide annual reports to security holders. After the registration of the shares to be sold by way of this prospectus, Friendly Auto Dealers is expected to be fully reporting and will make available an annual report in the form of its report on Form 10-KSB, which will include audited financial statements.

Upon effectiveness of this Form SB-2, Friendly Auto Dealers expects to be subject to the reporting requirements of the Securities and Exchange Commission ("SEC") and will file reports including, but not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Event Reports on Form 8-K, and Proxy Statements on Schedule 14.

The public may read and copy any materials Friendly Auto Dealers files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The Public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the address of that site is www.sec.gov.

PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up corporation attempting to enter into the promotional products industry. We have not yet generated or realized any revenues from business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our products to customers. Accordingly, we must raise cash from sources other than revenues generated from the sale of our promotional products.  Our only other source for cash at this time is investments by others in this offering.

We must raise cash to implement our project. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $25,000. We feel if we can raise the maximum amount of the offering ($100,000), the company will be able to accelerate the implementation of its  business strategy by hiring more experienced marketing consultants and by attending more customer-oriented trade shows.

The line of promotional products the company chooses to purchase and the appeal of those products to both corporations and consumers will determine our success or failure.

It is essential to the company's success that it can demonstrate timely delivery of the product orders it generates from its customers. The company anticipates in the giveaway promotional market that orders will be time sensitive, as they will be used at a specific event on a specific date.

The company's success is also reliant on its ability to purchase products directly from the manufacturer. We cannot state whether we will be successful in negotiating competitive pricing from these manufacturers. The company will not attempt to begin sourcing products until we have raised capital from this offering.

To meet our need for cash, we are attempting to raise funds from this offering. Whatever funds we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we can source a desirable promotional line that we can purchase and we receive a positive reaction from our potential customers, it is feasible we may have to attempt to raise additional money through a subsequent private placement, public offering or through loans to purchase additional inventory or finance large product orders. If we do not raise all of the funds we need from this offering to complete our initial promotional product sourcing and sample purchases, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

At present, our officer is unwilling to make any commitment to loan us any money at this time, but may reconsider if we source desirable promotional products at reasonable pricing.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it, we will either have to suspend marketing operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it will satisfy expenditures for twelve to fourteen months. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our promotional product sourcing or marketing efforts because we don't have enough money, we will cease our sourcing and or marketing operations until we raise more money. Attempting to raise additional capital after failing in any phase of our promotional product-sourcing plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our President will be responsible for the initial promotional product sourcing. Once the company is ready to build its Internet website, it will hire an independent consultant to build the site. The company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

From inception to August 31, 2007 the company's business operations have primarily been focused on developing an executive marketing strategy, along with industry market research and competitive analysis. The Company has also dedicated time to the preparation of its registration statement, including accounting and auditing.

Over the next 12 months the company must raise additional capital after this registration statement becomes effective. The company must begin the process of sourcing its products in order to supply perspective customers with product samples. The company must develop a web site in order to showcase its products, hire commission only sales staff and begin a sales and marketing campaign.

The Company anticipates it will be able to begin sourcing products within 120 days of this registration statement becoming effective and shares registered thereunder sold  The sourcing process would entail the company's management deciding which factories in China it would like to visit to purchase product samples and negotiate pricing and delivery of the products chosen. Once the company has identified its potential product suppliers the company's President will travel to Asia and visit the identified product manufacturers. The company anticipates it will have its initial product samples within 180 days of this registration statement becoming effective. The company anticipates the minimum cost of travel and initial sample orders to be $8,000.

Once the company has taken physical delivery of its initial product samples the company will have to develop a website to showcase its product line to prospective customers. The company anticipates that the cost to fully develop the web site would be $15,000. The company anticipates that the web site could be functional approximately 270 days after this registration becomes effective.

The company will have to hire a commission sales person to begin its sales and marketing efforts. The company anticipates it will hire a commission sales person within approximately 270 days of this registration statement becoming effective. The company anticipates the costs of its sales and marketing efforts to be approximately $40,000. The company anticipates the sales cycle (the length of time between initial customer contact and sale completion) to be a minimum of 90 days. The company anticipates it would complete initial product sales 360 days after this registration statement becomes effective.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. Friendly Auto Dealers was incorporated in the State of Nevada on August 6, ,2007; we are a development stage company attempting to enter into the promotional products industry and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and implementation of our business strategies.(See "Risk Factors").

To become profitable and competitive, we must first source desirable promotional products overseas; negotiate favorable pricing and delivery, and purchase initial samples to provide to prospective customers.

We are seeking equity financing though this offering to provide for the capital required to source our initial promotional products. Equity financing could result in additional dilution to existing shareholders. There is no assurance we will receive the required financing to complete our initial promotional product sourcing.

Even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

At the present time, Friendly Auto Dealers has sufficient funds to address the administrative costs of this offering only. This assumption is based on the fact that, as of August 31, 2007, Friendly Auto Dealers had cash on hand (less outstanding checks) of $5,000. As per Other Expenses Of Issuance And Distribution on page 32, Friendly Auto Dealers intends to spend $4,304 related to this offering. As of August 31, 2007, none of the $4,304 has been spent, thereby leaving all of the $4,304 estimated to be spent on this offering to be spent. This leaves $696 for general operating expenses while Friendly Auto Dealers waits for this filing to become effective. However, as explained in Note 1 of the August 31, 2007 financial statements, Friendly Auto Dealers has no established source of revenue and has suffered an operating loss in its initial periods of operations.

Friendly Auto Dealers has no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring a significant number of employees during the first year of operations.

[The Remainder Of This Page Left Blank Intentionally]

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity for the twelve (12) month period upon effectiveness of this Registration Statement and subsequent sale of its common shares to the public.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000

Less: OFFERING EXPENSES
SEC Filing Expenses	$1,500	$1,500	$1,500	$1,500
Printing	$200	$200	$200	$200
Transfer Agent	$1,500	$1,500	$1,500	$1,500

SUB-TOTAL	$3,200	$3,200	$3,200	$3,200

Less: PRODUCT SOURCING
International & Domestic
Travel / Product Sourcing	$3,000	$7,500	$10,000	$10,000
Initial Sample Purchases	$5,000	$10,000	$15,000	$15,000

SUB-TOTAL	$8,000	$17,500	$25,000	$30,000

Less: SALES & MARKETING
Web Site Development	$3,000	$7,500	$12,000	$15,000
Trade Show Attendance	$3,000	$6,000	$9,000	$12,000
Mass Email Campaign	$2,500	$5,000	$7,500	$10,000

SUB-TOTAL	$8,500	$18,500	$28,500	$37,000

Less: ADMINISTRATION EXPENSES
Office, Stationery, Telephone, Internet	$2,000	$3,000	$5,000	$8,000
Legal and Accounting	$2,500	$5,000	$7,500	$10,000
Office Temp	0	$2,500	$5,000	$10,000

SUB-TOTAL	$4,500	$10,500	$17,500	$28,000

TOTALS	$24,200	$49,700	$74,200	$98,200

The above figures represent only estimated costs.

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company. Friendly Auto Dealers expects to incur and pay these expenditures throughout the year.
.
Consulting and Professional Fees: These fees refer to the cost of consulting with industry experts.

Advertising and Promotional Expenses: This item refers to the cost of providing product and service information through the homebuilders associations, which is necessary to find small builders.

Communications Expenses: This item refers to telecommunication, website hosting, and all other related forms of communication costs.

Website Development: This item refers to all costs associated with Friendly Auto Dealers’ website development.

Office, Rent, and Miscellaneous Expenses: This item refers to office rent, transfer agent fees, office supplies, postage, courier and other miscellaneous costs that have not been otherwise listed - such as bank service charges or other sundry items.

There can be no guarantee or assurance that the Company will be able to sell the shares it is registering within this prospectus.  If the Company is unable to sell its shares as described above its business would fail and shareholders would lose all of their investment.

DESCRIPTION OF PROPERTY

Capital Assets Management, Inc is currently allowing the company the use office space at no cost to the Company.  The Company’s mailing address is located at 4132 South Rainbow Boulevard, Suite 514, Las Vegas 89103.. The telephone number is (925) 234-1783.

Friendly Auto Dealers does not own any real property.

Friendly Auto Dealers does not have any investments or interests in any real estate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Tony H. Lam as founder of Friendly Auto Dealers, Inc. is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Friendly Auto Dealers. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	The Officers and sole Director;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

Friendly Auto Dealers issued 100,000 shares of Common stock to Jameson Capital, LLC for $1,000 of services.  Value was determined as an arms length transaction between non-related parties.

Friendly Auto Dealers issued 250,000 shares of Common stock to Ramsgate Group, Inc. for $2,500 of services.  Value was determined as an arms length transaction between non-related parties.

Friendly Auto Dealers issued 250,000 shares of Common stock to Capital Assets Management, Inc. for $2,500 of services.  Value was determined as an arms length transaction between non-related parties.

Friendly Auto Dealers issued 125,000 shares of Common stock to Heartland Managed Risk, LLC for $1,250 of services.  Value was determined as an arms length transaction between non-related parties.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. Friendly Auto Dealers anticipates applying for trading of the common stock on either the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, Friendly Auto Dealers can provide no assurance that the shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Holders of The Common Stock

As of the date of this registration statement, Friendly Auto Dealers had one (1) registered shareholder.

Rule 144 Shares

A total of 2,100,000 shares of our common stock are available for resale to the public after June 6, 2008 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent (1%) of the number of shares of the company's common stock then outstanding which, in our case, will equal 20,100 shares as of the date of this prospectus; or

2.	The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 2,000,000 shares that may be sold pursuant to Rule 144.  A non-affiliated entity, Jameson Capital, LLC, owns 100,000 Rule 144 shares.  Timothy S. Orr, Attorney at Law, whom provided the opinion letter of validity of issuance of common stock provided as an exhibit herein is a member of Jameson Capital, LLC.

Stock Option Grants

To date, Friendly Auto Dealers has not granted any stock options.

Registration Rights

Friendly Auto Dealers has not granted registration rights to any persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Friendly Auto Dealers, Inc. has not declared any dividends, and does not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation

Tony H. Lam Director, President	2007	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended August 31, 2007. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the fiscal period ended August 31, 2007.  No compensation is anticipated within the next six months to any officer or director of the Company.

Stock Option Grants

Friendly Auto Dealers did not grant any stock options to the executive officer during the most recent fiscal period ended August 31, 2007. Friendly Auto Dealers has also not granted any stock options to the executive officer since incorporation, August 6, 2007.

Employment Agreements

There are no employment agreements

FRIENDLY AUTO DEALERS, INC.
(A Development Stage Enterprise)
FINANCIAL STATEMENTS

AUGUST 31, 2007

FRIENDLY AUTO DEALERS, INC.
(A Development Stage Enterprise)

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Friendly Auto Dealers, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheets of Friendly Auto Dealers, Inc. (A Development Stage Enterprise) as of August 31, 2007 the related statements of operations, stockholders’ deficit, and cash flows for the period August 6, 2007 (inception) through August 31, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly,   we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit  also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Friendly Auto Dealers, Inc. (A Development Stage Enterprise) as of August 31, 2007 and the results of its operations and cash flows for period August 6, 2007 (inception) through August 31, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC

November 1, 2007
Las Vegas, Nevada

FRIENDLY AUTO DEALERS, INC.
(A Development Stage Enterprise)
BALANCE SHEET

August 31,
2007

ASSETS

CURRENT ASSETS	$5,000

Total current assets	$5,000

Total assets	$5,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Officer loan	$300

Total current liabilities	$0

STOCKHOLDERS’ EQUITY
Common stock subscribed	$12,250
Preferred stock: $.001 par value; authorized 5,000,000 shares; none issued or outstanding at August 31, 2007	0
Common stock: $.001 par value; authorized 70,000,000 shares; none issued or outstanding at August 31, 2007	0
Accumulated deficit during development stage	(7,550)

Total stockholders’ equity	$4,700

Total liabilities and stockholders’ equity	$5,000

See Accompanying Notes to Financial Statements.

FRIENDLY AUTO DEALERS, INC.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

Aug. 6, 2007
(inception) to
August 31,
2007

Revenues	$0

Cost of revenue	0

Gross profit	$0

General, selling and administrative expenses	7,550
Operating loss	$(7,550)

Nonoperating income (expense)	0

Net loss	$(7,550)

Net loss per share, basic and diluted	$(0.00)

Average number of shares of common stock outstanding	0

See Accompanying Notes to Financial Statements.

FRIENDLY AUTO DEALERS, INC.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS’ EQUITY

			Additional	Common	Accumulated Deficit During
	Common Stock		Paid-In	Stock	Development
	Shares	Amount	Capital	Subscribed	Stage	Total

August 10, 2007, issue common stock subscribed	0	$0	$0	$12,250	$0	$12,250
Net loss, August 31, 2007					(7,550)	(7,550)

Balance, August 31, 2007	0	$0	$0	$12,250	$(7,550)	$4,700

See Accompanying Notes to Financial Statements.

FRIENDLY AUTO DEALERS, INC.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

Aug. 6, 2007
(inception) to
August 31,
2007

Cash Flows From Operating Activities
Net loss	$(7,550)
Adjustments to reconcile net loss to cash used in operating activities:
Stock subscribed for services	7,250

Net cash used in operating activities	$(300)

Cash Flows From Investing Activities	$0

Cash Flows From Financing Activities
Common stock scribed	$5,000
Advances from officer	300

Net cash provided by financing activities	$5,300

Net increase in cash	$5,000

Cash, beginning of period	$0

Cash, end of period	$5,000

Supplemental Information and Non-monetary Transactions:

Interest paid	$0

Taxes paid	$0

Stock subscribed for services	$7,250

See Accompanying Notes to Financial Statements.

FRIENDLY AUTO DEALERS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business:

Friendly Auto Dealers, Inc. (“Company”) was organized August 6, 2007 under the laws of the State of Nevada for the purpose of providing promotional items with corporate logos to the automotive industry in China.  The Company currently has no operations or realized revenues from its planned principle business purpose and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises,” is considered a Development Stage Enterprise.

A summary of the Company’s significant accounting policies is as follows:

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of August 31, 2007.

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 “Accounting for Income Taxes,” and clarified by FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.”  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

FRIENDLY AUTO DEALERS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

Recent Accounting Pronouncements

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, “Implementation Guidance for FASB 123 (R).”  The staff  believes the guidance in the SAB will assist issuers in their initial implementation  of  Statement  123R and  enhance  the  information  received  by investors and other users of financial  statements,  thereby  assisting  them in making investment and other decisions.  This SAB includes  interpretive guidance related to share-based payment transactions with non-employees,  the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected  volatility  and expected  term),  the  accounting  for certain redeemable financials instruments issued under share-based payment arrangements, the  classification  of  compensation  expense,   non-GAAP  financial  measures, first-time  adoption of Statement 123R in an interim period,  capitalization  of compensation cost related to share-based  payment  arrangements,  the accounting for income tax effects of  share-based  payment  arrangements  upon  adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006 or calendar year 2006 for us), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement. We do not expect that the adoption of SAB No. 108 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009.  We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

FRIENDLY AUTO DEALERS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”). SFAS No. 158 requires companies to recognize in their statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year. Additionally, SFAS No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provision of SFAS No. 158 that will require us to recognize the funded status of our postretirement plans, and the disclosure requirements, will be effective for us as of December 31, 2006.  We do not expect that the adoption of SFAS No. 158 will have a material impact on our consolidated financial statements.

FAS  123(R)-5  was  issued  on  October  10,  2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in  contemplation  of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.  We will evaluate whether the adoption will have any impact on your financial statements.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operations.

FRIENDLY AUTO DEALERS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 2.	Stockholder’s Equity

Common stock

The authorized common stock of the Company consists of 70,000,000 shares with par value of $0.001.  On August 7, 2007, the Company authorized the issuance of 5,000,000 shares of its $.001 par value common stock at $0.001 per share in consideration of $5,000 in cash. The Company also authorized the issuance of 725,000 shares at $0.01 per share for $7,250 in legal and business services.  As of August 31, 2007, the shares were unissued and considered subscribed.

The authorized preferred stock of the Company consists of 5,000,000 shares with a par value of $.001. The Company has no preferred stock issued or outstanding.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2007 and since inception.  As of August 31, 2007 and since inception, the Company had no common shares outstanding.  As of August 31, 2007 and since inception, the Company had no dilutive potential common shares.

Note 3.	Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The components of the Company’s deferred tax asset as of August 31, 2007 are as follows:

2007
Net operating loss carryforward	$2,643
Valuation allowance	(2,643)
Net deferred tax asset	$0

FRIENDLY AUTO DEALERS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 3.	Income Taxes (continued)

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	2007	Since Inception
Tax at statutory rate (35%)	$2,643	$2,643
Increase in valuation allowance	(2,643)	(2,643)
Net deferred tax asset	$0	$0

The net federal operating loss carry forward will expire in 2027.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 4.	Related Party Transactions

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.  The officer of the Company has advanced $300 for organizational expenses as of August 31, 2007.

Note 5.	Warrants and Options

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Friendly Auto Dealers has had no changes in or disagreements with the accountants.

OUTSIDE BACK COVER:

Until March 9, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.